Exhibit 99.1

PacketExchange (Ireland) Limited

Consolidated Financial Statements
Years ended 31 December 2010 and 2009

Contents

Report of Independent Auditors	2

Consolidated Financial Statements of PacketExchange (Ireland)
Limited for the years ended 31 December 2010 and 2009

Officers and professional advisors	4
The directors' report	5
Profit and loss account	8
Group balance sheet	9
Balance sheet	10
Group cashflow	11
Notes to the financial statements	12

Unaudited condensed consolidated financial statements of
PacketExchange (Ireland) Limited for the period ended
31 March 2011	37

Notes to the unaudited condensed consolidated financial
statements of PacketExchange (Ireland) Limited for the
period ended 31 March 2011	41

PACKETEXCHANGE (IRELAND) LIMITED
FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

Report of Independent Auditors

Board of Directors

PacketExchange (Ireland) Limited

We have audited the accompanying consolidated balance sheets of PacketExchange (Ireland) Limited (an Irish registered company) and subsidiaries (the “Group”) as of 31 December 2010 and 2009, and the related consolidated Profit and Loss Account, and cash flows for the years then ended, as prepared in accordance with generally accepted accounting practice in Ireland. These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PacketExchange (Ireland) Limited and subsidiaries as of 31 December 2010 and 2009, and the results of the Group’s operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the Ireland.

Accounting principles generally accepted in Ireland vary in certain significant respects from US accounting principles. Information relating to the nature and effect of such differences is presented as Note 25 to the consolidated financial statements.

GRANT THORNTON

Dublin, Ireland

16 August 2011

PACKETEXCHANGE (IRELAND) LIMITED
OFFICERS AND PROFESSIONAL ADVISORS

The board of directors	Michael Ing
Rick Mace
Paul Murray
Colin Williams

Company secretary	Chris Verdin

Registered office	24 - 26 City Quay
Dublin 2

Auditor	Grant Thornton
Chartered Accountants
& Registered Auditor
24 - 26 City Quay
Dublin 2
Ireland

Bankers	Royal Bank of Scotland
62-63 Threadneedle Street
London
EC2R 8LA
England

Solicitors	Field Fisher Waterhouse
35 Vine Street
London EC3N 2AA

PACKETEXCHANGE (IRELAND) LIMITED
THE DIRECTORS’ REPORT
YEAR ENDED 31ST DECEMBER 2010

The directors present their report and the financial statements of the group for the year ended 31st December 2010.

PRINCIPAL ACTIVITIES AND BUSINESS REVIEW

The principal activity of the company during the year was the provision of services to companies in the telecommunications sector.

PRINCIPAL RISKS AND UNCERTAINTIES

The directors consider that the principal risks and uncertainties faced by the company are in the following categories:

Economic and Liquidity risk

Since the balance sheet date, the Company has taken the following actions which have the effect of reducing economic and liquidity risk:

The Company has raised an additional £125,000 of debt in the form of redeemable notes.

The Company has restructured its senior debt by agreeing a $1.5m Term Loan and a $2.5m revolving facility from a new senior lender. In total $3.6m has been drawn down from these facilities and $2.1m has been paid to the previous senior lender, which has been repaid in full and who has released the security previously held over the Company's assets.

Given continued EBITDA profitability, the availability of undrawn lending facilities and the continued support of its investors, the directors believe that the Company is in a good position to exploit the opportunities that are presented by the current difficult world financial and economic conditions.

Competition risk

The directors of the company manage competition risk through close attention to customer service levels.

Financial risk

All key financial figures are monitored on an ongoing basis.

RESULTS AND DIVIDENDS

The results for the year are set out in the company Profit and Loss Account on page 8. The directors have not recommended a dividend.

IMPORTANT EVENTS SINCE THE YEAR END

The following significant events have taken place since the balance sheet date:

The Company has raised an additional £125,000 of debt in the form of redeemable notes.

The Company has restructured its senior debt by agreeing a $1.5m Term Loan and a $2.5m revolving facility from a new senior lender. In total $3.6m has been drawn down from these facilities and $2.1m has been paid to the previous senior lender, which has been repaid in full and who has released the security previously held over the Company's assets.

The Company has created a new class of "C" shares to provide a senior management incentive scheme.

PACKETEXCHANGE (IRELAND) LIMITED
THE DIRECTORS’ REPORT CONTINUED
YEAR ENDED 31ST DECEMBER 2010

THE DIRECTORS AND SECRETARY AND THEIR INTERESTS

The directors and secretary who served the company during the year together with their beneficial interests in the shares of the company were as follows:

Class of share	At 31 December 2010	At 1 January 2010

Michael Ing	Ordinary shares of $1 each	623	623
Colin Williams	"B" convertible preference shares
	of $1 each	8,300	8,012

The shares held by Colin Williams are held by a company of which he is the controlling director- Dreason (Bermuda) Limited.

The company secretary, Chris Verdin, holds 623 (2009: 623) Ordinary shares of $1 each in the company.

The directors and secretary of the company, hold options over ordinary shares of the company in the following amount:

	2010	2009

Mike Ing	3,000	3,000

Chris Verdin	2,000	2,000

Rick Mace	9,514	9,514

The company created a new class of "C" shares post year end. On 15th March 2011, 250 "C" shares of $0.01 each were each issued to Mike Ing and Chris Verdin.

DIRECTORS' RESPONSIBILITIES

The directors are responsible for preparing the Annual Report and the financial statements in accordance with applicable Irish law and Generally Accepted Accounting Practice in Ireland including the accounting standards issued by the Accounting Standards Board and published by The Institute of Chartered Accountants in Ireland.

Irish company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the group and of the profit or loss of the group for that year. In preparing those financial statements, the directors are required to:

    select suitable accounting policies and then apply them consistently;

    make judgements and estimates that are reasonable and prudent; and
prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group will continue in business.

The directors confirm that they have complied with the above requirements in preparing the financial statements.

PACKETEXCHANGE (IRELAND) LIMITED
THE DIRECTORS’ REPORT CONTINUED
YEAR ENDED 31ST DECEMBER 2010

DIRECTORS' RESPONSIBILITIES (continued)

The directors are responsible for keeping proper books of account that disclose with reasonable accuracy at any time the financial position of the group and enable them to ensure that the financial statements are prepared in accordance with accounting standards generally accepted in Ireland and comply with the Companies Acts, 1963 to 2009, and the European Communities (Companies: Group Accounts) Regulations 1992. The directors are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

BOOKS OF ACCOUNT

The directors believe that they have complied with the requirements of Section 202 of the Companies Act, 1990 with regard to books of account by employing a staff member with appropriate expertise and by providing adequate resources to the financial function. The books of account are held at 11a Curtain Road, London, EC2A 3LT.

AUDITOR

Grant Thornton are willing to continue in office under section 160(2) of the Companies Act 1963.

Signed on behalf of the directors

Rick Mace	Michael Ing
Director	Director

Approved by the directors on 20th April 2011

PACKETEXCHANGE (IRELAND) LIMITED
PROFIT AND LOSS ACCOUNT
YEARS ENDED 31ST DECEMBER 2010 AND 2009

		2010	2009
	Note	STG£	STG£

GROUP TURNOVER		16,993,777	13,602,253

Cost of sales		(11,293,265)	(8,958,070)
GROSS PROFIT		5,700,512	4,644,183

Administrative expenses		(7,106,213)	(5,660,555)
OPERATING LOSS	2	(1,405,701)	(1,016,372)

Interest receivable		200	6,857
Interest payable and similar charges	5	(316,562)	(162,616)

LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION		(1,722,063)	(1,172,131)

Tax on loss on ordinary activities	6	(364,979)	699,042

LOSS FOR THE FINANCIAL YEAR	7	(2,087,042)	(473,089)

All of the activities of the company are classed as continuing.

The group has no recognised gains or losses other than the results for the year as set out above.

The company has taken advantage of section 3(2) of the Companies (Amendment) Act 1986 not to publish its own Profit and Loss Account.

These financial statements were approved by the directors on the 20th April 2011 and are signed on their behalf by:

Rick Mace	Michael Ing
Director	Director

The notes on pages 12-36 form part of these financial statements.

PACKETEXCHANGE (IRELAND) LIMITED
GROUP BALANCE SHEET
31ST DECEMBER 2010 AND 2009

		2010		2009
	Note	STG£	STG£	STG£	STG£
FIXED ASSETS
Intangible assets	8		2,086,643		141,811
Tangible assets	9		1,860,130		1,373,374

			3,946,773		1,515,185

CURRENT ASSETS
Debtors	11	3,694,737		3,581,544
Cash at bank		573,464		868,114
		4,268,201		4,449,658

CREDITORS: Amounts falling due within one year	13	8,352,537		5,401,497

NET CURRENT LIABILITIES			(4,084,336)		(951,839)
TOTAL ASSETS LESS CURRENT LIABILITIES			(137,563)		563,346

CREDITORS: Amounts falling due after more than one year	14		3,335,060		1,849,927

PROVISIONS FOR LIABILITIES
Other provisions	15		93,450		94,680
			(3,566,073)		(1,381,261)

CAPITAL AND RESERVES
Called-up share capital	20		108,234		108,049
Share premium account	21		13,122,435		13,103,382
Share options reserve	21		213,235		199,838
Profit and loss account	21		(17,009,977)		(14,792,530)

DEFICIT	22		(3,566,073)		(1,381,261)

These financial statements were approved by the directors and authorised for issue on 20th April 2011, and are signed on their behalf by:

Rick Mace	Michael Ing
Director	Director

The notes on pages 12-36 form part of these financial statements.

PACKETEXCHANGE (IRELAND) LIMITED
BALANCE SHEET
31ST DECEMBER 2010 AND 2009

		2010		2009
	Note	STG£	STG£	STG£	STG£
FIXED ASSETS
Tangible assets	9		1,166,160		956,166
Financial assets	10		–		–

			1,166,160		956,166

CURRENT ASSETS
Debtors	11	9,014,079		7,845,544
Cash at bank		58,497		153,693
		9,072,576		7,999,237

CREDITORS: Amounts falling due within one year	13	2,914,713		2,141,455

NET CURRENT ASSETS			6,157,863		5,857,782
TOTAL ASSETS LESS CURRENT LIABILITIES			7,324,023		6,813,948

CREDITORS: Amounts falling due after more than one year	14		3,310,138		1,849,927
			4,013,885		4,964,021

CAPITAL AND RESERVES
Called-up share capital	20		108,234		108,049
Share premium account	21		13,122,435		13,103,382
Share options reserve	21		213,235		199,838
Profit and loss account	21		(9,430,019)		(8,447,248)

SHAREHOLDERS' FUNDS			4,013,885		4,964,021

These financial statements were approved by the directors and authorised for issue on 20th April 2011, and are signed on their behalf by:

Rick Mace	Michael Ing
Director	Director

The notes on pages 12-36 form part of these financial statements.

PACKETEXCHANGE (IRELAND) LIMITED
GROUP CASH FLOW
YEARS ENDED 31ST DECEMBER 2010 AND 2009

		2010	2009
	Note	STG£	STG£

NET CASH INFLOW FROM OPERATING ACTIVITIES	23	514,014	63,526

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE	23	(316,362)	(155,759)

TAXATION	23	(18,587)	–

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT	23	(1,138,884)	(748,406)

CASH OUTFLOW BEFORE FINANCING		(959,819)	(840,639)

FINANCING	23	665,169	1,059,621

(DECREASE)/INCREASE IN CASH	23	(294,650)	218,982

The notes on pages 12-36 form part of these financial statements.

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

1.       ACCOUNTING POLICIES

Basis of accounting

The financial statements are prepared in accordance with generally accepted accounting principles under the historical cost convention and comply with financial reporting standards of the Accounting Standards Board, as promulgated by the Institute of Chartered Accountants in Ireland, and Irish statute comprising the Companies Acts, 1963 to 2009, and the European Communities (Companies: Group Accounts) Regulations, 1992. The financial statements have been prepared on a going concern basis as the directors are of the opinion that the company will be in a position to meet its liabilities as they fall due for the foreseeable future. Given continued EBITDA profitability, the availability of undrawn lending facilities and the continued support of its investors, the directors believe that the Company is in a good position to exploit the opportunities that are presented by the current difficult world financial and economic conditions.

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the company and all group undertakings. These are adjusted, where appropriate, to conform to group accounting policies. Acquisitions are accounted for under the acquisition method and goodwill on consolidation is capitalised and written off over five years from the year of acquisition. The results of companies acquired or disposed of are included in the profit and loss account after or up to the date that control passes respectively. As a consolidated profit and loss account is published, a separate profit and loss account for the parent company is omitted from the group financial statements by virtue of section 3(2)(3) of the Companies (Amendment) Act 1986.

Turnover

The turnover shown in the profit and loss account represents amounts invoiced during the year, exclusive of Value Added Tax.

Goodwill

Positive purchased goodwill arising on acquisitions is capitalised, classified as an asset on the Balance Sheet and amortised over its estimated useful life up to a maximum of 20 years. This length of time is presumed to be the maximum useful life of purchased goodwill because it is difficult to make projections beyond this period. Goodwill is reviewed for impairment at the end of the first full financial year following each acquisition and subsequently as and when necessary if circumstances emerge that indicate that the carrying value may not be recoverable.

Amortisation

Amortisation is calculated so as to write off the cost of an asset, less its estimated residual value, over the useful economic life of that asset as follows:

Positive Goodwill	-	5 years
Negative Goodwill	-	5 years

Fixed assets

All fixed assets are initially recorded at cost.

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

1.       ACCOUNTING POLICIES CONTINUED

Depreciation

Depreciation is calculated so as to write off the cost of an asset, less its estimated residual value, over the useful economic life of that asset as follows:

Plant & Machinery	-	3 years
Fixtures & Fittings	-	3 years

Finance lease agreements

Where the company enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a finance lease. The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated in accordance with the above depreciation policies. Future instalments under such leases, net of finance charges, are included within creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account on a straight line basis, and the capital element which reduces the outstanding obligation for future instalments.

Operating lease agreements

Rentals applicable to operating leases where substantially all of the benefits and risks of ownership remain with the lesser are charged against profits on a straight line basis over the period of the lease.

Deferred taxation

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more tax, with the following exceptions:

Provision is made for tax on gains arising from the revaluation (and similar fair value adjustments) of fixed assets, and gains on disposal of fixed assets that have been rolled over into replacement assets, only to the extent that, at the balance sheet date, there is a binding agreement to dispose of the assets concerned. However, no provision is made where, on the basis of all available evidence at the balance sheet date, it is more likely than not that the taxable gain will be rolled over into replacement assets and charged to tax only where the replacement assets are sold.

Deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

Foreign currencies

The financial statements are stated in Sterling. Assets and liabilities in foreign currencies are translated at the exchange rates ruling at Balance Sheet date. Revenue costs are translated at the exchange rate ruling at the date of the transaction. Exchange differences are taken into account in arriving at the operating profit.

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

1.       ACCOUNTING POLICIES CONTINUED

Share-based payments

The group issues equity-settled and cash-settled share-based payments to certain employees (including directors). Equity-settled share-based payments are measured at fair value at the date of grant. The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis over the vesting period, together with a corresponding increase in equity, based upon the group's estimate of the shares that will eventually vest.

Fair value is measured using the Black-Scholes-Merton option pricing model. The expected life used in the model has been adjusted, based on management's best estimate, for the effects of non-transferability, exercise restrictions and behavioural considerations.

Where the terms of an equity-settled transaction are modified, as a minimum an expense is recognised as if the terms had not been modified. In addition, an expense is recognised for any increase in the value of the transaction as a result of the modification, as measured at the date of modification.

Where an equity-settled transaction is cancelled, it is treated as if it had vested on the date of the cancellation, and any expense not yet recognised for the transaction is recognised immediately. However, if a new transaction is substituted for the cancelled transaction, and designated as a replacement transaction on the date that it is granted, the cancelled and new transactions are treated as if they were a modification of the original transaction, as described in the previous paragraph.

For cash-settled share-based payments, a liability equal to the portion of the goods and services received is recognised at the current fair value determined at each balance sheet date.

2.       OPERATING LOSS

Operating loss is stated after charging:

2010	2009
STG£	STG£

Amortisation of intangible assets	487,167	35,453
Depreciation of owned fixed assets	1,072,232	1,172,236
Depreciation of assets held under finance lease agreements	80,226	–
Auditor's fees	46,017	51,871
Net loss on foreign currency translation	96,681	107,755

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

3.        PARTICULARS OF EMPLOYEES

The average number of staff employed by the group during the financial year amounted to:
	2010	2009
	No	No

Number of operations staff	27	27
Number of management staff	4	4
	31	31

  The aggregate payroll costs of the above were:

	2010	2009
	STG£	STG£

Wages and salaries	2,509,246	2,203,643
Social welfare costs	288,181	270,956
Other pension costs	54,471	43,869
Equity-settled share-based payments	13,398	11,581
	2,865,296	2,530,049

4.         DIRECTORS' REMUNERATION

  The directors' aggregate remuneration in respect of qualifying services were:

	2010	2009
	STG£	STG£

Aggregate remuneration	317,066	308,807
Pension contributions	6,626	6,500
	323,692	315,307

The number of directors who accrued benefits under company pension schemes was as follows:

	2010	2009
	No	No

Money purchase schemes	1	1

5.         INTEREST PAYABLE AND SIMILAR CHARGES

	2010	2009
	STG£	STG£

Interest payable on borrowings	289,264	160,648
HP/Finance lease charges	23,851	1,968
Other similar charges payable	3,447	–
	316,562	162,616

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

6.         TAXATION ON ORDINARY ACTIVITIES

  (a) Analysis of charge in the year

	2010	2009
	STG£	STG£

Foreign tax
Current tax on income for the year	2,225	-
Total current tax	2,225	-

  Deferred tax:

  Origination and reversal of timing differences (note 12)
Losses	362,754	(699,042)
Tax on loss on ordinary activities	364,979	(699,042)

  (b) Factors affecting current tax charge

The tax assessed on the loss on ordinary activities for the year is higher than the standard rate of corporation tax in Ireland of 26% (2009 - 28%).

The company is primarily liable to UK corporation tax based on the jurisdiction of operations.

	2010	2009
	STG£	STG£

Loss on ordinary activities before taxation	(1,722,063)	(1,172,131)

Loss on ordinary activities by rate of tax	(455,391)	(328,197
Expenses not deductible for tax purposes	568,006	512,246
Timing differences arising in the year	1,999	17,129
Utilisation of tax losses	(301,930)	(201,178
Group losses available for carry forward	189,541	-
Total current tax (note 6(a))	2,225	-

  (c) Factors that may affect future tax charges

Deferred tax asset of £2,500,631 (2009: £676,260) has not been provided for since it is unlikely that the companies which this relates to will be in a position to utilise all losses carried forward in the foreseeable future. Please refer to note 12 for deferred tax asset booked.

7.         LOSS ATTRIBUTABLE TO MEMBERS OF THE PARENT COMPANY

 The loss dealt with in the financial statements of the parent company was STG£982,771 (2009 - STG£211,963).

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

8.         INTANGIBLE FIXED ASSETS

Group	Goodwill	Negative Goodwill	Total
	STG£	STG£	STG£

COST
At 1st January 2010	969,092	(1,432,413)	(463,321)
Additions	2,431,999	–	2,431,999
At 31st December 2010	3,401,091	(1,432,413)	1,968,678

AMORTISATION
At 1st January 2010	827,281	(1,432,413)	(605,132)
Charge for the year	481,349	–	481,349
Translation adjustment	5,818	–	5,818
At 31st December 2010	1,314,448	(1,432,413)	(117,965)

NET BOOK VALUE
At 31st December 2010	2,086,643	–	2,086,643
At 31st December 2009	141,811	–	141,811

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

8.        INTANGIBLE FIXED ASSETS CONTINUED

There was a Group reorganisation performed in 2004 consisting of a series of transactions to change the ownership structure of the Group. The Group changed from being headed by PacketExchange (Bermuda) Ltd which owned 100% of the shares in PacketExchange Ltd, to a group headed by PacketExchange (Ireland) Ltd which owns 100% of the share capital of PacketExchange (Bermuda) Ltd and 100% of PacketExchange (Europe) Ltd, which in turn owns 100% of the share capital of PacketExchange Ltd.

This series of transactions gave rise to both positive and negative goodwill on the individual companies.  Positive goodwill was $2,087,620, which as at 31st December 2007 had a net book value of $1,465,520.  Negative goodwill was $2,077,142, which as at 31st December 2007 had a net book value of $1,454,000. Given that the substance of the transactions was one reorganisation, it was considered appropriate to combine the positive and negative goodwill in the impairment review carried out in 2009. The resulting balance has been impaired to zero ($6,287).

The acquisition of PacketExchange (Metro) Ltd by PacketExchange (Europe) Ltd in January 2004 gave rise to positive goodwill of $1,405,280. This was carried at a net book value of $983,696 as at 31st December 2007. In 2008 this has been impaired to a net book value of $257,050. This impairment review was performed following a restructure within the PacketExchange (Metro) Ltd Group.  PacketExchange (Metro) Ltd continues to sell the same services to the same customer base less certain customers who have terminated.  The impairment charge was based on a discounted cashflow analysis of expected future profits from the remaining customer base.  The discount rate used was 20%.

On 17th February 2010, a subsidiary of the parent company, PacketExchange USA acquired the business and operations of Mzima Corporation Inc., a Los Angeles based networking company for a consideration of $4,700,000. The consideration was satisfied by assumption of liabilities of $1,500,000 and promissory notes issued to PacketExchange USA of $1,100,000 and PacketExchange Ireland Limited of $2,100,000. The book value of the assets acquired denominated in US dollars is as follows;

	Book value $	Fair value adjustments $	Fair value of assets acquired $

Fixed assets	1,335,639	(581,139)	754,500
Trade debtors	249,820	(37,889)	211,931
Other debtors	123,729	-	123,729

Liabilities	(1,599,632)	(18,117)	(1,617,749)
Net assets acquired	109,556	(637,145)	(527,589)

Purchase price	3,200,000	69,492	3,269,492
Goodwill on acquisition	3,090,444	706,637	3,797,081

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

9.        TANGIBLE FIXED ASSETS

Group	Plant & Machinery	Fixtures, Fittings & Equipment	Total
	STG£	STG£	STG£

COST
At 1st January 2010	6,599,892	75,244	6,675,136
Additions	1,622,000	135	1,622,135
Translation adjustment	31,465	723	32,188
At 31st December 2010	8,253,357	76,102	8,329,459

DEPRECIATION
At 1st January 2010	5,241,147	60,615	5,301,762
Charge for the year	1,145,380	7,078	1,152,458
Translation adjustment	14,718	391	15,109
At 31st December 2010	6,401,245	68,084	6,469,329

NET BOOK VALUE
At 31st December 2010	1,852,112	8,018	1,860,130
At 31st December 2009	1,358,745	14,629	1,373,374

Finance lease agreements

Included within the net book value of STG£1,860,130 is STG£208,794 (2009 - STG£Nil) relating to assets held under finance lease agreements. The depreciation charged to the financial statements in the year in respect of such assets amounted to STG£80,226 (2009 - STG£Nil).

Capital commitments

2010	2009
STG£	STG£

Contracted but not provided for in the financial statements	309,466	307,088

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

9.        TANGIBLE FIXED ASSETS CONTINUED

Company	Plant & Machinery	Fixtures, Fittings & Equipment	Total
	STG£	STG£	STG£

COST
At 1st January 2010	2,905,448	8,444	2,913,892
Additions	937,808	135	937,943
At 31st December 2010	3,843,256	8,579	3,851,835

DEPRECIATION
At 1st January 2010	1,949,848	7,878	1,957,726
Charge for the year	727,678	272	727,950
At 31st December 2010	2,677,526	8,150	2,685,676

NET BOOK VALUE
At 31st December 2010	1,165,732	428	1,166,160
At 31st December 2009	955,600	566	956,166

  Finance lease agreements

Included within the net book value of STG£1,166,160 is STG£114,213 (2009 - STG£Nil) relating to assets held under finance lease agreements. The depreciation charged to the financial statements in the year in respect of such assets amounted to STG£38,071 (2009 - STG£Nil).

  Capital commitments

2010	2009
STG£	STG£

Contracted but not provided for in the financial statements	84,444	238,719

10.      FINANCIAL FIXED ASSETS

Company	STG£

COST
At 1st January 2010 and 31st December 2010	11,784

AMOUNTS WRITTEN OFF
At 1st January 2010 and 31st December 2010	11,784

NET BOOK VALUE
At 31st December 2010 and 31st December 2009	-

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

10.     FINANCIAL FIXED ASSETS CONTINUED

Investment in subsidiaries

  The company has the following investments in companies, all of which are involved in telecommunications.

Name of subsidiary	% share	Incorporated

PacketExchange (Europe) Limited	100%	UK
PacketExchange Limited	100%	UK
PacketExchange (Metro) Limited	100%	UK
PacketExchange, Inc.	100%	USA
PacketExchange (Hong Kong) Limited	100%	Hong Kong
PacketExchange (Singapore) Pte. Limited	100%	Singapore
PacketExchange (USA) Inc	100%	USA
PacketExchange KK	100%	Japan

PacketExchange (Singapore) Pte. Limited was incorporated on 21st October 2008. The registered office is 20 Raffles Place 09-01, Ocean Towers, Singapore, 048620.

PacketExchange (Hong Kong) Limited was incorporated on 21st March 2007. The registered office is Deacons, 6th Floor, Alexandra House, 18 Charter Road, Central, Hong Kong.

The registered office of PacketExchange Inc is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of Newcastle, Delaware, U.S.A.

The registered office of PacketExchange (Europe) Limited, PacketExchange Limited and PacketExchange (Metro) Limited, formerly Xchangepoint Holdings Limited, is 4th Floor, 2-4 Great Eastern Street, London, EC2A 3NT.

The registered office of PacketExchange (USA) Inc is 615 South DuPont Highway, Dover, Delaware.

The registered office of PacketExchange KK is 4F, Ishikawa Building, Kudan 5-5, Kudan Minami 2-chome, Chiyoda-ku, Tokyo, Japan. The company was incorporated on 15th February 2011.

The following subsidiary was liquidated in 2009: PacketExchange (Bermuda) Limited on 30th November 2009 with a registered office in Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

The directors have reviewed the value of the investments and the investment held directly by PacketExchange (Ireland) Ltd in PacketExchange (Europe) Ltd was written down to nil in 2008.

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

11.     DEBTORS

	Group		Company
	2010	2009	2010	2009
	STG£	STG£	STG£	STG£

Trade debtors	2,617,823	2,260,614	615,998	704,270
Amounts owed by group undertakings	–	–	8,040,053	6,869,260
Corporation tax repayable	18,587	–	13,018	–
VAT recoverable	–	–	134,287	77,545
Other debtors	42,775	11,635	–	–
Deferred taxation (Note 12)	336,288	699,042	–	–
Prepayments and accrued income	679,264	610,253	210,723	194,469
	3,694,737	3,581,544	9,014,079	7,845,544

  The debtors above include the following amounts falling due after more than one year:

	Group		Company
	2010	2009	2010	2009
	STG£	STG£	STG£	STG£

Amounts owed by group undertakings	–	–	8,040,054	6,689,260

Included in prepayments is an amount of £43,906 in relation to a rent deposit deed which is held as a charge by Curtra Limited.

The deferred tax asset included above will be released over a number of years but an exact split is not able to be provided.

12.     DEFERRED TAX

The movement in the deferred tax asset during the year was:

	Group		Company
	2010	2009	2010	2009
	STG£	STG£	STG£	STG£

Asset brought forward	699,042	–	–	–
(Decrease)/Increase in asset	(362,754)	699,042	–	–
Asset carried forward	336,288	699,042	–	–

 The group's asset for deferred tax consists of the tax effect of timing differences in respect of:

Group	2010		2009
	Provided	Unprovided	Provided	Unprovided
	STG£	STG£	STG£	STG£

Tax losses available	336,288	–	699,042	–

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

13.    CREDITORS: Amounts falling due within one year

	Group		Company
	2010	2009	2010	2009
	STG£	STG£	STG£	STG£

Loans and overdrafts	1,305,471	577,173	1,296,183	577,173
Trade creditors	2,551,657	1,673,868	751,894	654,830
Finance lease agreements	62,552	–	20,023	–
Other creditors including taxation and social welfare:
PAYE and social welfare	49,403	49,801	–	–
VAT	355,048	161,733	–	–
Promissory note	464,032	–	–	–
Accruals and deferred income	3,564,374	2,938,922	846,613	909,452
	8,352,537	5,401,497	2,914,713	2,141,455

At 31 December 2010, ETV Capital S.A. held a first fixed and floating charge over all the assets of PacketExchange (Ireland) Limited, PacketExchange (Europe) Limited, PacketExchange Inc and PacketExchange (Metro) Limited. This was satisfied post year end.

14.    CREDITORS: Amounts falling due after more than one year

	Group		Company
	2010	2009	2010	2009
	STG£	STG£	STG£	STG£

Loans and overdrafts	–	803,342	–	803,342
Finance lease agreements	24,922	–	–	–
Other creditors including:
Loans from investors	1,680,086	1,046,585	1,680,086	1,046,585
Promissory note	1,630,052	–	1,630,052	–
	3,335,060	1,849,927	3,310,138	1,849,927

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

14.     CREDITORS: Amounts falling due after more than one year (CONTINUED)

The following liabilities disclosed under creditors falling due after more than one year are secured by the company:

	Group		Company
	2010	2009	2010	2009
	STG£	STG£	STG£	STG£

Loans and overdrafts	–	803,342	–	803,342

At 31 December 2010, ETV Capital S.A. held a first fixed and floating charge over all the assets of PacketExchange (Ireland) Limited, PacketExchange (Europe) Limited, PacketExchange Inc and PacketExchange (Metro) Limited. This was satisfied post year end.

Loans from investors

PacketExchange issued a loan note instrument, creating unsecured convertible loan notes, due 2012, on 17th February 2010. The loan notes rank pari passu in all respects as an unsecured obligation of the company and do not attract annual interest. Conditions of the loan notes are as follows:

- Default interest: In the event that the Company shall fail to make any repayment of the loan notes default interest shall accrue on the amount of the unpaid loan note from the due date.

- Loan notes are repayable at par together with the redemption premium on 31 March 2012

- Conversion of loan notes: At any time at the option of any noteholder, the loan notes and/or the premium and/or the default interest may be converted into either (a) the class of shares which are being offered in the fundraising or (b) Series B Preferred shares.

- At the time of any fundraising the company will also have the option to require conversion of the loan notes into the class of shares which are being offered in the fundraising

- Conversion price / number is: If conversion is being made by noteholders or company at time of fundraising, the conversion price shall be at a 33% discount to the subscription price per share as the person participating in the fundraising or if the conversion being made at other time, the price per share will be US$103.61 per Series B preferred share

- Transfer of loan notes - noteholders shall be entitled to sell, transfer or dispose of any of their loan notes. No loan notes may be transferred by any noteholder without the prior written consent of the investor majority.

- Please refer to the Post Balance Sheet Events note for further information

15.     OTHER PROVISIONS

	Group		Company
	2010	2009	2010	2009
	STG£	STG£	STG£	STG£

Other provisions	93,450	94,680	–	–

The above provision is with regard to taxation obligations.

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

16.      SHARE-BASED PAYMENTS

Equity-settled share-based payments

The group has a share option scheme for its employees (including directors). Options are exercisable at a pre-determined strike price. The vesting period is 3-5 years. The method of settlement is cash payment for the delivery of shares.

Options are forfeited if the employee leaves the group before the options vest and on the departure of an employee, any vested options must be exercised within 40 days otherwise they lapse.

Details of the number of share options and the weighted average exercise price (WAEP) outstanding during the year are detailed below.

	2010		2009
		WAEP		WAEP
	No	STG£	No	STG£
Outstanding at the beginning of the year	27,724.00	87.58	32,348.00	87.58
Granted during the year	2,000.00	10.00	500.00	10.00
Expired during the year	–	87.58	(5,124.00)	87.58
Outstanding at the end of the year	29,724.00	–	27,724.00	–

Exercisable at the end of the year	27,724.00	10.00	27,224.00	10.00

The share options outstanding at the end of the year have a weighted average remaining vesting life of 2.4 years (2009 - 1.4 years) and have the following exercise prices:

Expiry date	Exercise price	2010	2009
	STG£	No	No
30th October 2011	10.00	27,124	27,124
1st May 2012	10.00	100	100
28th December 2012	10.00	500	–
		27,724	27,224

In the year ended 31st December 2010, options were granted on the following date: 21 September 2010. The estimated fair value of the options granted on this date was USD$4.19. In the year ended 31st December 2009, options were granted on the following dates: 30 June 2009. The estimated fair value of the options granted on those dates was USD$4.29.

The fair values were calculated using the Black-Scholes-Merton option pricing model. The inputs into the model were as follows:

	2010	2009

Weighted average share price - $	9.28	9.28
Expected volatility - %	64.00	65.00
Expected life - years	3.50	3.50
Risk free rate - %	2.20	2.74

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

16.      SHARE-BASED PAYMENTS (CONTINUED)

Expected volatility was determined by reference to comparable quoted companies. The expected life used in the model has been adjusted, based on the management's best estimate, for the effects of non-transferability, exercise restrictions and behavioural considerations.

The group recognised total expenses of STG£13,398 (2009 - STG£11,581) related to equity-settled share-based payment transactions during the year.

17.      COMMITMENTS UNDER OPERATING LEASES

At 31st December 2010 the group had annual commitments under non-cancellable operating leases as set out below.

Group	Land and buildings
	2010	2009
	STG£	STG£

Operating leases which expire:

Within 2 to 5 years	98,829	98,829

18.      CONTINGENCIES

  Debt

There is a warrant attached to the 'Loans from investors' disclosed in note 14. The lender holds a warrant to purchase shares at the price of the next round of equity financing. The warrant will be exercisable for the longer of ten years from the date of issuance or five years after the initial public offering of the company's common stock.

19.      RELATED PARTY TRANSACTIONS

During the year, the following parties connected to directors subscribed to loan notes of the company;

Esprit Capital I Fund No.1 LP and Esprit Capital I Fund No. 2 LP at whose behest Paul Murray was appointed a director subscribed £558,550 to the company. The balance payable at year end was £1,525,631 (2009: £967,081) and is included in 'Loans from investors' at note 14.

Dreason Bermuda Limited, a company controlled by Colin Williams subscribed £50,000 to the company. The balance payable at year end £113,523 (2009: £63,523) and is included in 'Loans from investors' at note 14.

No other transactions with related parties were undertaken such as are required to be disclosed under Financial Reporting Standard 8.

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

20.     SHARE CAPITAL

  Authorised share capital:

	2010	2009
	STG£	STG£

115,040 Ordinary shares of $1each	115,040	115,040
20,000 "A" Convertible preference shares of $1each	20,000	20,000
348,724 (2009 - 174,960) "B" Convertible preference shares of $1 each	348,724	174,960
	483,764	310,000

Allotted and called up:

	2010		2009
	No	STG£	No	STG£
Ordinary shares of $1each	13,012	8,97358	13,012	8,973
"A" Convertible preference shares of $1each	2,043	1,409	2,043	1,409
"B" Convertible preference shares of $1 each	141,916	97,852	141,628	97,667
	156,971	108,234	156,683	108,049

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

20.       SHARE CAPITAL CONTINUED

On 19th March 2010, the authorised share capital in relation to the "B" Convertible preference shares of the company was increased from 174,960 to 348,724 of $1 each.

On 30th January 2009, 14,960 Ordinary Shares of US$1 each in the authorised and unissued capital were redesignated as 14,960 Series B Shares of US$1 each.

Ordinary shares, Series A shares and Series B shares rank pari passu in all respects but constitute separate classes of shares.

Where available profits are approved for distribution, this shall be applied to the Series B shareholders first by the payment of a Series B Preference dividend at the Preference dividend rate. The remaining profits after the payment of the Series B Preference dividend shall be distributed amongst the holders of the Series B shares, Series A shares and Ordinary shares pro rata.

Series B, Series A and Ordinary shareholders have the right to receive notice of and to attend, speak and vote at all general meetings of the Company.

On a distribution of assets on a liquidation or winding up of the Company, the surplus assets of the Company remaining after payment of its liabilities shall be applied as follows :(a) first in paying to each of the Series B Shareholders, in priority to any other classes of Shares, an amount per Series B Share held equal to the Series B Preference Amount applicable to that share, provided that if there are insufficient surplus assets to pay the amounts per share equal to the Series B Preference Amount, the remaining surplus assets shall be distributed to the Series B Shareholders proportionate to the aggregate Series B Issue Price for their respective holdings of Series B Shares;

(b) second in paying to the holders of Series A Shares an amount per Series A Share held equal to the Series A Preference Amount applicable to that share, provided that if there are insufficient surplus assets to pay the amounts per share equal to the Series A Preference Amount, the remaining surplus assets shall be distributed to the Series A Shareholders pro rata to their respective holdings of Series A Shares;

(c) last, in all cases, in distributing the balance of the surplus assets among the holders of Series B Shares and the holders of Ordinary Shares, but not the Series A Shares, pro rata to the number of Shares held.

21.       RESERVES

Group	Share premium account	Share options reserve	Profit and loss account
	STG£	STG£	STG£

Balance brought forward	13,103,382	199,838	(14,792,530)
Loss for the year	–	–	(2,087,042)
Foreign currency translation	–	–	(130,405)
Other movements
New equity share capital subscribed	19,053	–	–
Recognition of equity-settled share-based payments in the year	–	13,397	–
Balance carried forward	13,122,435	213,235	(17,009,977)

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

21.     RESERVES CONTINUED

Company	Share premium account	Share options reserve	Profit and loss account
	STG£	STG£	STG£

Balance brought forward	13,103,382	199,838	(8,447,248)
Loss for the year	–	–	(982,771)
Other movements
New equity share capital subscribed	19,053	–	–
Recognition of equity-settled share-based payments in the year	–	13,397	–
Balance carried forward	13,122,435	213,235	(9,430,019)

22.     RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

	2010		2009
	STG£	STG£	STG£	STG£
Loss for the financial year		(2,087,042)		(473,089)
New equity share capital subscribed	–		150
Premium on new share capital subscribed	19,053		9,926
		19,053		10,076
Foreign currency translation		(130,405)		394,862
Recognition of equity-settled share-based payments in the year		13,397		11,581
New preference share capital subscribed	185		100
Premium on new share capital subscribed	–		10,244
		185		10,344
Net reduction to shareholders' deficit		(2,184,812)		(46,226)
Opening shareholders' deficit		(1,381,261)		(1,335,035)
Closing shareholders' deficit		(3,566,073)		(1,381,261)

23.    NOTES TO THE CASH FLOW STATEMENT

          RECONCILIATION OF OPERATING LOSS TO NET CASH INFLOW FROM OPERATING ACTIVITIES

	2010	2009
	STG£	STG£

Operating loss	(1,405,70140)	(1,016,372)
Amortisation	481,349	35,453
Depreciation	1,152,458	1,172,236
Increase in debtors	(244,598)	(84,842)
Increase/(decrease) in creditors	660,004	(544,071)
Currency translation adjustments	(141,666)	394,861
Equity-settled share-based payments	13,398	11,581
(Decrease)/increase in provisions	(1,230)	94,680
Net cash inflow from operating activities	514,014	63,526

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

23.     NOTES TO THE CASH FLOW STATEMENT CONTINUED

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE

2010	2009
STG£	STG£

Interest received	200	6,857
Interest paid	(292,711)	(160,648)
Interest element of finance leases	(23,851)	(1,968)
Net cash outflow from returns on investments and servicing of finance	(316,362)	(155,759)

TAXATION

2010	2009
STG£	STG£

Taxation	(18,587)	–

CAPITAL EXPENDITURE

2010	2009
STG£	STG£

Receipts from sales of tangible fixed assets	-	45,960
Payments to acquire tangible fixed assets	(1,138,884)	(794,366)
Net cash outflow from capital expenditure	(1,138,884)	(748,406)

FINANCING

2010	2009
STG£	STG£

Issue of equity share capital	185	250
Share premium on issue of equity share capital	19,053	20,171
(Repayment of)/increase in bank loans	(75,044)	128,657
Capital element of finance leases	87,474	(136,042)
Net inflow from loans from investors	633,501	1,046,585
Net cash inflow from financing	665,169	1,059,621

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

23.    NOTES TO THE CASH FLOW STATEMENT CONTINUED

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

	2010		2009
	STG£	STG£	STG£	STG£
(Decrease)/increase in cash in the period	(294,650)		218,982

Net cash outflow from/(inflow) from bank loans	75,044		(128,657)
Net inflow from loans from investors	(633,501)		(1,046,585)
Cash (inflow) /outflow in respect of finance leases	(87,474)		136,042
		(940,581)		(820,218)
Change in net debt		(940,581)		(820,218)

Net debt at 1 January 2010		(1,558,986)		(738,768)
Net debt at 31 December 2010		(2,499,567)	100	(1,558,986)

ANALYSIS OF CHANGES IN NET DEBT

	At 1 Jan 2010	Cash flows	At 31 Dec 2010
	STG£	STG£	STG£

Net cash:
Cash in hand and at bank	868,114	(294,650)	573,464
	868,114	(294,650)	573,464
Debt:
Debt due within 1 year	(577,173)	(728,298)	(1,305,471)
Debt due after 1 year	(1,849,927)	169,841	(1,680,086)
Finance lease agreements	–	(87,474)	(87,474)
	(2,427,100)	(645,931)	(3,073,031)

Net debt	(1,558,986)	(940,581)	(2,499,567)

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

24.     POST BALANCE SHEET EVENTS

The following significant events have taken place since the balance sheet date:

The Company has raised an additional £125,000 of debt in the form of redeemable notes.

The Company has restructured its senior debt by agreeing a $1.5m Term Loan and a $2.5m revolving facility from a new senior lender. In total $3.6m has been drawn down from these facilities and $2.1m has been paid to the previous senior lender, which has been repaid in full and who has released the security previously held over the Company's assets.

The Company has created a new class of "C" shares to provide a senior management incentive scheme.

25.     RECONCILIATION TO US GAAP

Summary of significant differences between Irish GAAP and US GAAP

The audited financial statements of PacketExchange (Ireland) Limited for the years ended 31 December 2010 and 2009 were prepared in accordance with accounting principles generally accepted in Ireland (“Irish GAAP”), which can differ in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”).

A review of the accounting practices and policies of PacketExchange (Ireland) Limited revealed that there were adjustments to the income statements and balance sheets for the years ended 31 December 2010 and 2009.

These adjustments relate to:-

●	the recognition of up front connection fees charged to customers as per U.S. Accounting Standard ASC 605-10-25-1;
●	accounting of accruals for professional fees and employee vacations as guided by U.S. Accounting Standard ASC 210-10-45;
●	the treatment of goodwill and recognition of identifiable intangible assets per U.S. Accounting Standard ASC 805.

In addition to the adjustments above, the financial statements have been translated to US Dollars (‘$’) on the basis that this is the functional currency of Global Telecom & Technology Inc. Balance sheet amounts have been retranslated to US$ at closing rate for the year ends, and the profit and loss account has been retranslated at the average rate for the year.

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

25.    RECONCILIATION TO US GAAP CONTINUED

Applying the above U.S. Accounting Standards

Adjustment to 2010 Income Statement per Irish GAAP
Net loss as shown in the FY 2010 financial statements (Irish GAAP):- (£2,087,042) (US$ equivalent: $3,226,575)

Description of items having the effect of increasing and decreasing reported loss:-

1.
Under US GAAP, up front connection fees are required to be deferred over the longer of the contract term or the average life of the customer relationship.  In this case, the average life of the customer relationship is 4 years and the effect on the net loss for the year to 31 December 2010 is to reduce the loss by $56,556.  This is due to the unwind of deferred revenue from prior years over the deferral of current revenue.

2.
US GAAP requires that the full provision with regard to vacation accrual is recorded.  The costs associated with staff vacation entitlement increases the net loss by $131,200 in the year to 31 December 2010.

3.
US GAAP requires that accruals are only made for services performed.  As such the cost of professional services related to the year, but which had not been incurred by the year end, reduces the net loss by $147,736.

4.
In order to apply US GAAP, the business combinations entered into by PacketExchange (Ireland) Limited were reviewed.  All amortisation booked with regard to goodwill was reversed and goodwill recognised under Irish GAAP on the acquisition of Mzima assets was reduced by recognising the intangible asset associated with the customer list.  The effect of the reversal of the amortisation on the goodwill and the recognition of the amortisation of this intangible, reduces the loss by $400,136.

None of the above adjustments impact on current taxation.

Net loss for the year ended 31 December 2010 (US GAAP): (£1,780,949) (US$2,753,347)

Adjustment to 2009 Income Statement per Irish GAAP

Net loss as shown in the FY 2009 financial statements (Irish GAAP):- (£473,089) (US$ equivalent: $740,564)

Description of items having the effect of increasing and decreasing reported loss:-

1.
Under US GAAP, up front connection fees are required to be deferred over the longer of the contract term or the average life of the customer relationship.  In this case, the average life of the customer relationship is 4 years and the effect on the net loss for the year to 31 December 2009 is to reduce the loss by $8,737.  This is due to the unwind of deferred revenue from prior years over the deferral of current revenue.

2.
US GAAP requires that the full provision with regard to vacation accrual is recorded.  The costs associated with staff vacation entitlement increases the net loss by $45,105 in the year to 31 December 2009.

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

25.    RECONCILIATION TO US GAAP CONTINUED

3.
US GAAP requires that accruals are only made for services performed.  As such the cost of professional services related to the year, but which had not been incurred by the year end, reduces the net loss by $157,344

4.
In order to apply US GAAP, the business combinations entered into by PacketExchange (Ireland) Limited were reviewed.  All amortisation booked with regard to goodwill was reversed and goodwill recognised under Irish GAAP on the acquisition of businesses prior to 2009 was reduced by recognising the intangible asset associated with the customer list.  There was no current year impact on the loss for the year to 31 December 2009 with regard to this adjustment.

None of the above adjustments impact on current taxation.

Net loss for the year ended 31 December 2009 (US GAAP): ($619,588)

RECONCILIATION OF NET LOSS - IRISH GAAP TO US GAAP	Note	2010 US$	2009 US$

Net loss under Irish GAAP		3,226,575	740,564

Increase/(decrease) in net loss from US GAAP adjustments

Deferred revenue	1	(56,556)	(8,737)

Vacation accrual	2	131,200	45,105

Professional fees	3	(147,736)	(157,344)

Amortisation of goodwill	4	(400,136)	-

Net loss for the period under US GAAP		2,753,347	619,588

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

25.     RECONCILIATION TO US GAAP CONTINUED

Adjustment to 31 December 2010 Balance Sheet per Irish GAAP

Shareholders’ deficit as per Irish GAAP, 31 December 2010 (£3,566,073) (US$ equivalent: $5,515,645)

a)
Goodwill per US GAAP would be subject to an impairment review and not amortised.  In addition, identifiable intangible assets (being customer list), following the acquisition of Mzima assets would have been recognised separately and amortised over their estimated useful live of 5 years.   Write back of goodwill amortisation amounts to $678,347.  Transfer from goodwill to customer list amounts to $1,516,525 and amortisation on customer lists amounts to $278,029.

b)	Accruals increased following the reversal of professional fee accrual and the addition of vacation pay accrual.

c)
Deferred revenue increased following the deferral of connection revenue and the unwind over the length of customer relationships. Current year income statement impact amounted to $56,556. Cumulative impact was an increase to deferred revenue of $1,042,703.

d)
Deferred taxation has been quantified for the apportionment between current assets and due in greater than 1 year, based on projected profits.  The effect is to move $164,813 of deferred taxation from current to long term assets.

e)	Accumulated deficit from the adjustments to the Income Statement and cumulative effect of prior years.

f)	Foreign exchange reserve to be disclosed in other comprehensive income under US GAAP. Included in accumulated deficit in Irish GAAP.

		As Reported Per Irish GAAP GBP £	Irish GAAP converted to US$	GAAP adjustments US$	As Reported Per US GAAP US$
Assets
Goodwill	(a)	2,086,643	3,227,411	(838,178)	2,389,233
Intangible	(a)	-	-	1,238,496	1,238,496
Deferred tax asset	(d)	-	-	164,813	164,813

Current Assets
Deferred tax asset	(d)	336,288	520,136	(164,813)	355,323

Current Liabilities
Accruals	(b)	(1,618,006)	(2,502,570)	16,544	(2,486,026)
Deferred Revenue	(c)	(1,946,368)	(3,010,447)	(1,042,703)	(4,053,150)
Total accruals and deferred revenue		(3,564,374)	(5,513,017)	(1,026,159)	(6,539,176)

Shareholders’ Equity
Accumulated deficit	(e/f)	(17,009,977)	(26,309,331)	(1,820,258)	(28,129,589)
Other comprehensive income	(f)	-	-	1,194,409	1,194,409
Total shareholders’ deficit	(e)	(3,566,073)	(5,515,645)	(625,848)	(6,141,493)

PACKETEXCHANGE (IRELAND) LIMITED
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED 31ST DECEMBER 2010 AND 2009

25.      RECONCILIATION TO US GAAP CONTINUED

Adjustments to 31 December 2009 Balance Sheet per Irish GAAP

Shareholders’ deficit as per Irish GAAP, 31 December 2009 (£1,381,261) (US$ equivalent: $2,214,714)

a)
Goodwill per US GAAP would be subject to an impairment review and not amortised.  In addition identifiable intangible assets (being customer list), following acquisitions prior to 2009, would have been recognised separately and amortised over their estimated useful live of 5 years. All goodwill recognised under Irish GAAP has been identified as customer list under US GAAP and amortised over 5 years.   Therefore the adjustment is a reclass from goodwill to customer list of $227,381.

b)	Accruals decreased following the reversal of professional fee accrual and the addition of vacation pay accrual.

c)
Deferred revenue increased following the deferral of connection revenue and the unwind over the length of customer relationships.  Current year income statement impact amounted to $8,737. Cumulative impact was an increase to deferred revenue of $1,139,580.

d)
Deferred taxation to be assessed for the apportionment between current assets and due in greater than 1 year, based on projected profits. The effect is to move $539,204 of deferred taxation from current to long term assets.

e)	Accumulated deficit from the adjustments to the Income Statement and cumulative effect of prior years.

f)	Foreign exchange reserve to be disclosed in other comprehensive income under US GAAP. Included in accumulated deficit in Irish GAAP.

		As Reported Per Irish GAAP GBP £	Irish GAAP converted to US$	GAAP adjustments US$	As Reported Per US GAAP US$
Assets
Goodwill	(a)	141,811	227,381	(227,381)	-
Intangible	(a)	-	-	227,381	227,381
Deferred tax asset	(d)	-	-	539,204	539,204

Current Assets
Deferred tax asset	(d)	699,042	1,120,844	(539,204)	581,640

Current Liabilities
Accruals	(b)	(1,009,135)	(1,618,047)	114,991	(1,503,056)
Deferred Revenue	(c)	(1,929,787)	(3,094,220)	(1,139,580)	(4,233,800)
Total accruals and deferred revenue		(2,938,922)	(4,712,267)	(1,024,589)	(5,736,856)

Shareholders’ Equity
Accumulated deficit	(e/f)	(14,792,530)	(23,718,343)	(1,657,899)	(25,376,242)
Other comprehensive income	(f)	-	-	633,210	633,210
Total shareholders’ deficit	(e)	(1,381,261)	(2,214,714)	(1,024,691)	(3,239,405)

Unaudited condensed consolidated
financial statements of
PacketExchange (Ireland) Limited
for the period ended 31 March 2011

(Prepared in accordance with US GAAP)

PACKETEXCHANGE (IRELAND) LIMITED Unaudited condensed consolidated balance sheets

		31 March 2011	31 December 2010
ASSETS	Notes	US$	US$
Current assets:		(unaudited)
Cash		1,546,402	886,977
Accounts receivable - net		3,865,568	4,048,988
Other receivables		-	66,159
Prepayments		1,481,928	1,050,619
Deferred taxation		371,450	355,323
Other current assets		-	28,749
Total current assets		7,265,348	6,436,815
Deferred taxation		172,294	164,813
Property and equipment - net	2	3,105,807	2,877,055
Intangible assets - net	3	1,215,439	1,238,496
Goodwill - net	3	2,147,664	2,389,233
TOTAL ASSETS		13,906,552	13,106,412

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable		(4,148,977)	(3,946,648)
Accrued expenses		(6,519,315)	(6,539,176)
Bank loans		(9,278,413)	(2,736,891)
Obligations under finance lease		-	(96,749)
Other		(425,040)	(770,103)
Total current liabilities		(20,371,745)	(14,089,567)
Obligations under finance lease		-	(38,547)
Long term debt	4	(709,269)	(5,119,791)
TOTAL LIABILITIES		(21,081,014)	(19,247,905)
Stockholders' deficit:
"A" Convertible preference shares - $1 par value; authorized - 20,000 shares at 31 March 2011 and 31 December 2010
Issued - 2,043 shares at 31 March 2011 and 31 December 2010		(2,278)	(2,179)

"B" Convertible preference shares - $1 par value; authorized - 348,724 shares at 31 March 2011 and 31 December 2010
Issued - 141,916 shares at 31 March 2011 and 31 December 2010		(158,358)	(151,348)

“C” Convertible preference shares - $0.01 par value; authorised – 75,000 shares at 31 March 2011 and nil at 31 December 2010
Issued 750 shares at 31 March 2011 and nil at 31 December 2010		(8)	-

Common stock - $1 par value; authorized – 114,290 at 31 March 2011 and 115,040 shares at 31 December 2010
Issued - 13,012 shares at 31 March 2011 and 31 December 2010		(14,509)	(13,879)

Additional paid in capital		(21,582,493)	(20,626,281)
Other comprehensive income		(285,989)	(1,194,409)
Accumulated deficit		29,218,097	28,129,589
Total stockholders’ deficit		7,174,462	6,141,493
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT		(13,906,552)	(13,106,412)

The accompanying notes form an integral part of the unaudited condensed consolidated financial statements

PACKETEXCHANGE (IRELAND) LIMITED Unaudited condensed consolidated statements of income

	3 months ended	3 months ended
	31 March 2011	31 March 2010
	US$	US$
	(unaudited)	(unaudited)
Sales, net	6,349,411	6,488,171
Cost of goods sold	3,674,560	4,241,909

Gross Profit	2,674,851	2,246,262

Operating expense:
Administrative expenses	3,439,594	3,023,108

Operating loss	(764,743)	(776,846)

Other expense

Interest income	1	89
Interest expense	(319,351)	(124,375)

Total other expense	(319,350)	(124,286)

Loss before provision for income taxes	(1,084,093)	(901,132)
Provision for income taxes	(4,415)	(2,095)

Net loss	(1,088,508)	(903,227)

The accompanying notes form an integral part of the unaudited condensed consolidated financial statements

PACKETEXCHANGE (IRELAND) LIMITED
Unaudited condensed consolidated statements of cash flows
	3 months ended 31 March 2011	3 months ended 31 March 2010
	US$	US$
Cash flows from operating activities	(unaudited)	(unaudited)
Net loss	(764,743)	(776,846)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	466,717	657,907
Other non cash items – share options	14,969	68,735
Changes in operating assets and liabilities
Income taxes	24,334	208,195
Accounts receivable – net	183,419	200,588
Other receivables	66,159	(221,393)
Prepayments	(431,309)	(182,926)
Other current assets	(23,608)	-
Accounts payable	202,329	503,714
Accrued expenses	(364,923)	(820,166)

Net cash used in operating activities	(626,656)	(362,192)

Cash flows from investing activities
Purchases of property and equipment, net	(430,352)	(1,479,633)

Net cash used in investing activities	(430,352)	(1,479,633)

Cash flows from financing activities
Line of credit borrowings	2,131,001	4,451,483
Capital lease payments	(135,296)	-
Increase in equity	7,746	(11,543)
Interest paid, net	(319,350)	(124,286)
Net cash provided by financing activities	1,684,101	4,315,654

Effective exchange rate on cash and cash equivalents	32,332	(1,667,032)
Net change in cash and cash equivalents	659,425	806,797
Cash and cash equivalents, beginning of period	886,977	1,391,933
Cash and cash equivalents, end of period	1,546,402	2,198,730

Supplemental cash flow information
Cash paid for interest, net	(319,350)	(124,286)
Cash received for income taxes	24,334	208,195

The accompanying notes form an integral part of the unaudited condensed consolidated financial statements

Notes to the unaudited condensed
consolidated financial statements
of PacketExchange (Ireland) Limited
for the period ended 31 March 2011

(as prepared under US GAAP)

PACKETEXCHANGE (IRELAND) LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
Packetexchange (Ireland) Limited, and its wholly owned operating subsidiaries, Packetexchange (Europe) Limited, Packetexchange Limited, Packetexchange (Metro) Limited as registered in the UK; Packetexchange INC and Packetexchange (USA) Inc., as registered in the USA; Packetexchange (Hong Kong) Limited, as registered in Hong Kong; Packetexchange (Singapore) Pte. Limited, as registered in Singapore and Packetexchange KK as registered in Japan are a global supplier of telecommunication services.  Product offerings are sold in the U.K, the U.S., and international markets.

Basis of preparation
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although actual results could differ from those estimates, management believes it has considered and disclosed all relevant information in making its estimates that materially affect reported performance and current values.

Principles of Consolidation
The consolidated financial statements include those of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Concentration of Credit Risk
The primary concentration of credit risk consists of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations.

The Company's customer base consists of telecoms providers and third party customers directly availing of the telecoms offering that the company trade.

The Company maintains its cash in bank deposit accounts.

Accounts Receivable
Accounts receivable are amounts due on product sales and are unsecured. Accounts receivable are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis; thus accounts receivable do not bear interest. Accounts receivable are periodically evaluated for collectability based on past credit history of customers. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions.

Property and Equipment
Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line methods over estimated useful lives as follows:

Plant and machinery 3 years
Fixtures and fittings 3 years

PACKETEXCHANGE (IRELAND) LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Long-Lived Assets
The Company evaluates its long-lived assets in accordance with Accounting Standards Codification (ASC) 360, “Accounting for the Impairment of Long-Lived Assets.” Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets and is recorded in the period in which the determination was made.

Intangible Assets
Costs associated with the acquisition of patents and customer lists are capitalized at cost and are being amortized using the straight-line method over five years. Intangible assets arising from acquisitions are capitalized and amortized on a straight line basis over their estimated useful economic life, typically five years.

Revenue Recognition
The Company has two revenue streams, one-off connections and monthly service fees.  The one-off connections fees are recognized over the average customer life, which has been determined to be 4 years.  Monthly service fees are recognized in the month to which the service relates.

Income Taxes
The Company accounts for income taxes under ASC 740, “Accounting for Income Taxes,” whereby deferred taxes are computed under the asset and liability method.

Current tax, including Irish and UK corporation tax, is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

Deferred taxation is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallize based on current tax rates and law. Deferred tax assets are recognized to the extent that it is regarded as more likely than not that they will be recovered. Deferred tax assets and liabilities are not discounted.

Leases
Assets held under finance leases or purchase contracts are capitalized at their fair value on the inception of the leases and depreciated over their estimated useful lives. The present value of future rentals is shown as a liability and the interest on rental obligations is charged to the income statement over the period of the lease in proportion to the capital balance outstanding.

Translation of Foreign Currencies
Assets and liabilities in foreign currencies are translated into US dollars at the rates of exchange at the balance sheet date. Transactions in foreign currencies are translated into dollars at the rate on the date of the transaction.

PACKETEXCHANGE (IRELAND) LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	31 March 2011	31 December 2010
	US$	US$
Plant and machinery	13,634,375	13,204,023
Fixtures and fittings	136,432	136,432
Foreign exchange movement	605,483	-
	14,376,290	13,340,455
Accumulated depreciation	(10,851,629)	(10,463,400)
Foreign exchange movement	(418,854)	-
Property and equipment - net	3,105,807	2,877,055

NOTE 3 – INTANGIBLE ASSETS

Intangible assets consists of the following:

	31 March 2011	31 December 2010
	US$	US$
Goodwill	2,389,233	2,389,233
Customer lists	1,516,526	1,516,526
Foreign exchange movement	(172,739)	-
	3,733,020	3,905,759
Accumulated amortization (Customer lists)	(356,518)	(278,030)
Foreign exchange movement	(13,399)	-
Intangible assets -net	3,363,103	3,627,729

NOTE 4 – LONG TERM DEBT

	31 March 2011	31 December 2010
	US$	US$
Loans from investors	-	2,598,589
Promissory note	-	2,521,202
Unsecured loan	709,269	-
	709,269	5,119,791

NOTE 5 – SIGNIFICANT EVENTS SINCE YEAR END

On 6 June 2011, GTT-EMEA, Limited, a wholly-owned subsidiary of Global Telecom & Technology, Inc. (the “Buyers”), entered into an agreement to acquire PacketExchange (Ireland) Limited Group (the “Sellers”), through an acquisition of all of the equity interests in PacketExchange (Ireland) Limited Group.

Consideration for the Shares included US$15.8 million in cash at closing, US$9.9 million of liabilities assumed, US$0.7 million of debt assumed, and up to US$2.0 million in deferred consideration.  The deferred consideration will be retained for one year in order to provide a source of payment to the Buyers for amounts the Sellers may be required to pay to third parties with respect to certain existing and potential obligations; amounts the Sellers may be required to pay to the Buyer with respect to any breach by the Sellers of their representations, warranties, covenants and agreements; and to reimburse the Buyer for certain vendor liabilities that are directly related to existing clients of PacketExchange who terminate their relationship with PacketExchange after the closing.

PACKETEXCHANGE (IRELAND) LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – CONTINGENCIES

Following the acquisitions of the Group by Global Telecom and Technology, Inc all warrants issued by the Group were surrendered for a cash settlement using the proceeds of the sale.